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                                                                  EXHIBIT 23.1


                       CONSENT OF KPMG PEAT MARWICK LLP
                       --------------------------------


The Board of Directors
Bradley Real Estate, Inc.:

We consent to the use of our report dated January 24, 1997, except as to Note 10 which is as of March 13, 1997, on the consolidated financial statements and schedule of Bradley Real Estate, Inc. as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, incorporated by reference herein, and to the reference to our Firm under the heading "Experts".


                                                KPMG Peat Marwick LLP

Chicago, Illinois
May 30, 1997